UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Entry into Material Definitive Agreement

On October 31, 2012, First Federal Savings Bank of Elizabethtown, Inc. (“First Federal”), the Company’s banking subsidiary, and First Security Bank of Owensboro, Inc., the banking subsidiary of First Security, Inc. (“First Security”), headquartered in Owensboro, Kentucky, agreed to extend the termination date of their Branch Purchase Agreement (the “Agreement”) from October 31, 2012 to November 14, 2012. The Agreement provides for the sale of First Federal’s four retail banking offices in Louisville, Kentucky to First Security.

The sale of First Federal’s Louisville branches is subject to First Security obtaining regulatory approvals, raising sufficient capital to meet any condition for such regulatory approval, and other customary closing conditions. The Agreement was described in, and attached as an exhibit to, the Company’s Current Report on Form 8-K filed May 21, 2012.

The extension is intended to give the parties an additional two weeks to attempt to negotiate an amendment to the agreement that gives First Security additional time to complete its capital raise and meet the closing conditions on terms satisfactory to First Federal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: November 1, 2012	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke
President

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